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                                  EX-99.B.8.35

                             PARTICIPATION AGREEMENT

                                      AMONG

                            PORTFOLIO PARTNERS, INC.,

                    AETNA LIFE INSURANCE AND ANNUITY COMPANY,

                         AETNA INVESTMENT SERVICES, LLC

                                       AND

                       AETNA INSURANCE COMPANY OF AMERICA


         THIS AGREEMENT, dated as of the 5TH day of DECEMBER , 2001, by and among Portfolio Partners, Inc. (the "Fund"), a management investment company organized under the laws of the State of Maryland, Aetna Life Insurance and Annuity Company, a life insurance company organized under the laws of the State of Connecticut, referred to herein as the "Adviser" in its capacity as investment adviser to the Fund, and Aetna Insurance Company of America, a life insurance company organized under the laws of the State of Florida, referred to herein as the "Company" in its capacity as the issuer of variable annuity and variable life insurance contracts, on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account") and Aetna Investment Services, LLC (the "Distributor"), a limited liability company organized under the laws of the State of Delaware.

         WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for (a) separate accounts established for variable life insurance and variable annuity contracts (the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements with the Fund, Adviser and Distributor ("Participating Insurance Companies"); and (b) qualified pension and retirement plans held outside the separate account context which meet the definition of retirement plans under Section 401, 404 and 457 of the Internal Revenue Code and custodial accounts under Section 403(b)(7) and 408 of the Internal Revenue Code (collectively referred to herein as "Qualified Plans" or "Qualified Plan").

         WHEREAS, the shares of common stock of the Fund are divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets, and each Portfolio is comprised of one or more classes of shares currently consisting of the Initial Class, Adviser Class and Service Class;

         WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (the "SEC") granting Participating Insurance Companies and variable annuity and

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variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (the "1940 Act") and Rules 6e-2(b)(15) and 6e3(T)(b)(15) thereunder, if and to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies, certain investment advisers and qualified pension and retirement plans, (the "Mixed and Shared Funding Exemptive Order") and the parties to this Agreement agree to comply with the conditions or undertakings specified in the Mixed and Shared Funding Exemptive Order to the extent applicable to each such party;

         WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolios are registered under the Securities Act of 1933, as amended (the "1933 Act");

         WHEREAS, the Adviser, which serves as investment adviser to the Designated Portfolios (as hereinafter defined) of the Fund, is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

         WHEREAS, the Company has registered or will register certain variable annuity and/or life contracts (the "Contracts") under the 1933 Act (except for those Contracts for which no registration is required);

         WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by the Company under the insurance laws of the State of Connecticut, to set aside and invest assets attributable to the Contracts;

         WHEREAS, the Company has registered the Account as a unit investment trust under the 1940 Act (except for those Accounts for which no registration is required);

         WHEREAS, the Company has issued or will issue certain variable life insurance and/or variable annuity contracts supported wholly or partially by the Account (the "Contracts");

         WHEREAS, the Distributor, which serves as distributor to the Fund, is registered as a broker dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios listed in Schedule B hereto, as it may be amended from time to time by mutual written agreement (the "Designated Portfolios") on behalf of the Account to fund the aforesaid Contracts and the Distributor is authorized to sell such shares to the Account at net asset value;

         NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Adviser, and the Distributor agree as follows:


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ARTICLE I. SALE OF FUND SHARES

     1.1. The Fund agrees to sell to the Company those shares of the Designated Portfolios that each Account or the appropriate subaccount of each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company will be the designee of the Fund for receipt of such orders from each Account or the appropriate subaccount of each Account and receipt by such designee will constitute receipt by the Fund; provided that the Fund receives notice of such order by 9:00 a.m. Eastern Time on the next following business day ("T+1"). "Business Day" will mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

     1.2 The Company will pay for Fund shares on T+1 that an order to purchase Fund shares is made in accordance with Section 1.1 above. Payment will be in federal funds transmitted by wire. This wire transfer will occur by 4:00 p.m. Eastern Time.

     1.3 The Fund agrees to make shares of the Designated Portfolios available indefinitely for purchase at the applicable net asset value per share by Participating Insurance Companies and their separate accounts on those days on which the Fund calculates its Designated Portfolio net asset value pursuant to rules of the SEC and the Fund shall use reasonable efforts to calculate such net asset value on each day the New York Stock Exchange is open for trading; provided, however, that the Board of Directors of the Fund (the "Fund Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Fund Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

     1.4 On each Business Day on which the Fund calculates its net asset value, the Company will aggregate and calculate the net purchase or redemption orders for each Account or the appropriate subaccount of each Account maintained by the Fund in which contractowner or participant assets are invested. Net orders will only reflect orders that the Company has received prior to the close of regular trading on the New York Stock Exchange, Inc. (the "NYSE") (currently 4:00 p.m., Eastern time) on that Business Day. Orders that the Company has received after the close of regular trading on the NYSE will be treated as though received on the next Business Day. Each communication of orders by the Company will constitute a representation that such orders were received by it prior to the close of regular trading on the NYSE on the Business Day on which the purchase or redemption order is priced in accordance with Rule 22c-1 under the 1940 Act. Other procedures relating to the handling of orders will be in accordance with the prospectus and statement of information of the relevant Designated Portfolio or with oral or written instructions that the Distributor or the Fund will forward to the Company from time to time.


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     1.5 The Fund agrees that shares of the Fund will be sold only to
Participating Insurance Companies and their separate accounts, qualified pension and retirement plans or such other persons as are permitted under applicable provisions of the Internal Revenue Code of 1986, as amended, (the "Internal Revenue Code"), and regulations promulgated thereunder, the sale to which will not impair the tax treatment currently afforded the Contracts. No shares of any Portfolio will be sold to the general public except as set forth in this Section 1.5.

     1.6 The Fund agrees to redeem for cash, upon the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its agent of the request for redemption. For purposes of this Section 1.7, the Company will be the designee of the Fund for receipt of requests for redemption from each Account or the appropriate subaccount of each Account and receipt by such designee will constitute receipt by the Fund, provided the Fund receives notice of request for redemption by 9:00 a.m. Eastern Time on the next following Business Day. Payment will be in federal funds transmitted by wire to the Company's account as designated by the Company in writing from time to time, by 4 p.m. on the same Business Day the Fund receives notice of the redemption order from the Company. The Fund reserves the right to delay payment of redemption proceeds, but in no event may such payment be delayed longer than the period permitted by the 1940 Act. The Fund will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; the Company alone will be responsible for such action. If notification of redemption is received after 10:00 a.m. Eastern Time, payment for redeemed shares will be made on the next following Business Day.

     1.7 The Company agrees to purchase and redeem the shares of the Designated Portfolios offered by the then current prospectus and statement of additional information (SAI) of the Fund in accordance with the provisions of such prospectus and SAI.

     1.8 Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

     1.9 The Fund will furnish same day notice (by electronic transmission or telecopier) to the Company of the declaration of any income, dividends or capital gain distributions payable on each Designated Portfolio's shares. The Company hereby elects to receive all such dividends and distributions as are payable on the Designated Portfolio shares in the form of additional shares of that Designated Portfolio. The Fund will notify the Company of the number of shares so issued as payment of such dividends and distributions. The Company reserves the right to revoke this election upon reasonable prior notice to the Fund and to receive all such dividends and distributions in cash.

     1.10 The Fund will make the net asset value per share for each Designated Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and will use its best efforts to make such net asset value per share available by 6:30 p.m., Eastern Time, but in no event later than 7:00 p.m., Eastern Time, each Business Day.


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     1.11 For purposes of Articles 1 and 4, the Fund or the Adviser shall be liable to the Company for any amount the Company is required to pay to contractowners or participants due to (i) an in correct calculation of a Fund's daily net asset value, dividend rate, or capital gain distribution rate or (ii) incorrect or late reporting of the daily net asset value, capital gain distribution rate of a Fund, upon written notification by the Company, with supporting data, to the Adviser. In addition, the Fund or the Adviser shall be liable to the Company for systems and out of pocket costs incurred by the Company in making a contractowner's or participant's account whole, if such costs or expenses are a result of the Fund's failure to provide timely or correct net asset values, dividend and capital gains or financial information and if such information is not corrected by 4 p.m. EST of the next business day after releasing such incorrect information provided the incorrect NAV as well as the correct NAV for each day that the error occurred is provided. If a mistake is caused in supplying such information or confirmations, which results in a reconciliation with incorrect information, the amount required to make a contractowner's or participant's account whole shall be borne by the party providing the incorrect information, regardless of when the error is corrected.

     1.12


          (a) The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other insurance companies (subject to Section 1.6 hereof) and the cash value of the Contracts may be invested in other investment companies, provided, however, that until this Agreement is terminated pursuant to Article X, the Company shall promote the Designated Portfolios on the same basis as other funding vehicles available under the Contracts and funding vehicles other than those listed on Schedule B to this Agreement may be available for the investment of the cash value of the Contracts.

          (b) The Company shall not, without prior notice to the Adviser and the Distributor (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

          (c) The Company shall not, without prior notice to the Adviser and the Distributor (unless otherwise required by applicable law), induce contractowners or participants to change or modify the Fund or change the Fund's distributor or investment adviser.

          (d) The Company shall not, without prior notice to the Fund, induce contractowners or participants to vote on any matter submitted for consideration by the shareholders of the Fund in a manner other than as recommended by the Fund Board.

     1.13 In lieu of the applicable provisions set forth in Article 1 above, the parties may agree to provide pricing information, execute orders and wire payments for purchases and redemptions through National Securities Clearing Corporation's Fund/SERV system in which case such activities will be governed by the provisions set forth in an Exhibit to this Agreement.

ARTICLE II. REPRESENTATIONS AND WARRANTIES


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     2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act (except those Contracts which are not registered because they are properly exempt from registration under the 1933 Act) and that the Contracts will be issued and sold in compliance with all applicable federal and state laws, including state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account as a separate account under applicable state law and has registered the Account as a unit investment trust in accordance with the provisions of the 1940 Act (except to the extent that such registration is not required) to serve as a segregated investment account for the Contracts, and that it will maintain such registration for so long as any Contracts are outstanding. The Company will amend the registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Account from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company will register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

     2.2. The Company represents that the Contracts are currently and at the time of issuance will to treated as endowment, annuity or life insurance contracts under applicable provisions of the Internal Revenue Code, and that it will make every effort to maintain such treatment and that it will notify the Fund and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     2.3. The Fund represents and warrants that Fund shares of the Designated Portfolios sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and will remain registered under the 1940 Act for as long as such shares of the Designated Portfolios are outstanding. The Fund will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund will register and qualify the shares of the Designated Portfolios for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

     2.4. The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

     2.5. The Fund represents and warrants that in performing the services described in this Agreement, the Fund will comply with all applicable laws, rules and regulations. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies, objectives and restrictions) complies with the insurance laws and regulations of any state. The Fund and the Distributor agree that upon request they will use their best efforts to furnish the information required by state insurance laws so that the Company can obtain the authority needed to issue the Contracts in the various states.


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     2.6. The Adviser Class Shares of each Portfolio are subject to a distribution fee, payable to the Distributor pursuant to a Rule 12b-1 Plan adopted for the Adviser Class in accordance with the 1940 Act. The Rule 12b-1 Plan permits the Distributor to enter into distribution services agreements with and pay, on behalf of each Adviser Class Portfolio, compensation to certain securities dealers, brokers, financial institutions or other industry professionals ("Service Organizations") for providing distribution assistance.

          The Adviser Class and Service Class Shares of each Portfolio are subject to a shareholder servicing fee payable to Service Organizations pursuant to Shareholder Servicing Plans adopted for the Adviser and Service Classes. The Fund may enter into shareholder servicing agreements and pay, on behalf of each Adviser and Service Class Portfolio, compensation to Service Organizations for providing administrative support services to shareholders.

          The Initial Class is not currently subject to a distribution or shareholder servicing fee.

     2.7. The Distributor represents and warrants that it will distribute the Fund shares of the Designated Portfolios in accordance with all applicable federal and state securities laws including, without limitation, the 1933 Act, the 1934 Act and the 1940 Act.

     2.8. The Fund represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

     2.9. The Distributor represents and warrants that it is and will remain duly registered under all applicable federal and state securities laws and that it will perform its obligations for the Fund in accordance in all material respects with any applicable state and federal securities laws.

     2.10. The Fund and the Distributor represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

ARTICLE III.      PROSPECTUSES AND PROXY STATEMENTS; VOTING

     3.1. The Fund or the Distributor will provide the Company, at the Company's expense, with as many copies of the current Fund prospectus for the Designated Portfolios as the Company may reasonably request for distribution to prospective contractowners, participants and applicants. The Fund or the Distributor will provide, at the Fund's or its affiliate's expense, as many copies of said prospectus as necessary for distribution to existing contractowners or participants. The Fund or the Distributor will provide the copies of said prospectus to the Company or to its mailing agent. If requested by the Company in lieu thereof, the Fund or the


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Distributor will provide such documentation, including a computer diskette or a final copy of a current prospectus set in type at the Fund's or its affiliate's expense, and such other assistance as is reasonably necessary in order for the Company at least annually (or more frequently if the Fund prospectus is amended more frequently) to have the Fund's prospectus and the prospectuses of other mutual funds in which assets attributable to the Contracts may be invested printed together in one document, in which case the Fund or its affiliate will bear its reasonable share of expenses as described above, allocated based on the proportionate number of pages of the Fund's and other fund's respective portions of the document.

     3.2. The Fund or the Distributor will provide the Company, at the Company's expense, with as many copies of the statement of additional information as the Company may reasonably request for distribution to prospective contractowners, participants and applicants. The Fund or the Distributor will provide, at the Fund's or its affiliate's expense, as many copies of said statement of additional information as necessary for distribution to any existing contractowner or participant who requests such statement or whenever state or federal law otherwise requires that such statement be provided. The Fund or the Distributor will provide the copies of said statement of additional information to the Company or to its mailing agent.

     3.3. The Fund or the Distributor, at the Fund's or its affiliate's expense, will provide the Company or its mailing agent with copies of its proxy material, if any, reports to shareholders and other communications to shareholders in such quantity as the Company will reasonably require. The Company will distribute this proxy material, reports and other communications to existing contractowners and tabulate the votes. The cost associated with proxy preparation, group authorization letters, programming for tabulation and necessary materials (including postage) will be paid by the Fund or its affiliate.

     3.4. If and to the extent required by law the Company will:

          (a) solicit voting instructions from contractowners;

          (b) vote the shares of the Designated Portfolios held in the Account in accordance with instructions received from contractowners; and

          (c) vote shares of the Designated Portfolios held in the Account for which no timely instructions have been received, as well as shares it owns, in the same proportion as shares of such Designated Portfolio for which instructions have been received from the Company's contractowners;

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contractowners. Except as set forth above, the Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. The Company will be responsible for assuring that each of its separate accounts participating in the Fund calculates voting privileges in a manner consistent with all legal requirements, including the Mixed and Shared Funding Exemptive Order.

     3.5. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Fund either will provide for annual meetings (except insofar



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as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends to comply with Section 16(c) of the 1940 Act (although the fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE IV. SALES MATERIAL AND INFORMATION

     4.1. The Distributor will provide the Company on a timely basis with investment performance information for each Designated Portfolio in which the Company maintains a subaccount of the Account, including total return for the preceding calendar month and calendar quarter, the calendar year to date, and the prior one-year, five-year, and ten year (or life of the Fund) periods. The Company may, based on the SEC mandated information supplied by the Distributor, prepare communications for contractowners and participants ("Contractowner Materials"). The Company will provide copies of all Contractowner Materials concurrently with their first use for the Distributor's internal recordkeeping purposes. It is understood that neither the Distributor nor any Designated Portfolio will be responsible for errors or omissions in, or the content of, Contractowner Materials except to the extent that the error or omission resulted from information provided by or on behalf of the Distributor or the Designated Portfolio. Any printed information that is furnished to the Company pursuant to this Agreement other than each Designated Portfolio's prospectus or statement of additional information (or information supplemental thereto), periodic reports and proxy solicitation materials is the Distributor's sole responsibility and not the responsibility of any Designated Portfolio or the Fund. The Company agrees that the Portfolios, the shareholders of the Portfolios and the officers and governing Board of the Fund will have no liability or responsibility to the Company in these respects.

     4.2. The Company will not give any information or make any representations or statements on behalf of the Fund or concerning the Fund other than the information or representations contained in the registration statement, prospectus or statement of additional information for Fund shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in published reports for the Fund which are in the public domain or approved by the Fund or the Distributor for distribution, or in sales literature or other material provided by the Fund, Adviser or by the Distributor, except with permission of the Distributor. Any piece of sales literature or other promotional material intended to be used by the Company which requires the permission of the Distributor prior to use will be furnished by Company to the Distributor, or its designee, at least five (5) business days prior to its use. The Distributor will advise the submitting party in writing within five (5) business days of its approval or disapproval of such material. In addition, the Distributor will provide via Excel spreadsheet diskette format or in electronic transmission to Company at least quarterly portfolio information necessary to update Fund profiles within seven business days following the end of each quarter.

Nothing in this Section 4.2 will be construed as preventing the Company or its employees or agents from giving advice on investment in the Fund.


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     4.3. The Fund, the Adviser or the Distributor will furnish, or will cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its Account is named, at least five (5) business days prior to its use. The Company will advise the submitting party in writing within five (5) business days of its approval or disapproval of such material.

     4.4. The Fund, the Adviser and the Distributor will not give any information or make any representations or statements on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or statement of additional information for the Contracts, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in published reports for each Account or the Contracts which are in the public domain or approved by the Company for distribution to contractowners, or in sales literature or other material provided by the Company, except with permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

     4.5. At the Company's request, the Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares.

     4.6. At the Fund's request, the Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Account.

     4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisements, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

     4.8. The Fund and the Distributor hereby consent to the Company's use of the names Aetna Life Insurance and Annuity Company, Portfolio Partners, Inc., the portfolio names designated on Schedule B or other designated names as may be used from time to time in connection with the marketing of the Contracts, subject to the terms of Sections 4.1 and 4.2 of this Agreement. Such consent will terminate with the termination of this Agreement.


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ARTICLE V.  FEES AND EXPENSES

     5.1. Except as provided in Article III, and as set forth below, the Fund, the Adviser and the Distributor will pay no fee or other compensation to the Company under this Agreement except pursuant to and in accordance with a plan and related distribution services agreement pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses or a shareholder servicing plan and related shareholder servicing agreement to finance administrative support services adopted by the Fund on behalf of its respective classes, subject to obtaining any required exemptive orders or other regulatory approvals.

     5.2. All expenses incident to performance by the Fund of this Agreement will be paid by the Fund to the extent permitted by law. The Fund will bear the expenses for the cost of registration and qualification of the Fund's shares; preparation and filing of the Fund's prospectus, statement of additional information and registration statement, proxy materials and reports; setting in type and printing the Fund's prospectus; setting in type and printing proxy materials and reports by it to contractowners and participants (including the costs of printing a Fund prospectus that constitutes an annual report); the preparation of all statements and notices required by any federal or state law; all taxes on the issuance or transfer of the Fund's shares; any expenses permitted to be paid or assumed by the Fund pursuant to a plan, under Rule 12b-1 under the 1940 Act; and all other expenses set forth in Article III of this Agreement.

ARTICLE VI. DIVERSIFICATION AND QUALIFICATION

     6.1. The Adviser will ensure that the Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable annuity contracts under the Internal Revenue Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will comply with Section 817(h) of the Internal Revenue Code and Treasury Regulation 1.817-5, as amended from time to time, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulation. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps: (a) to notify the Company of such breach; and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

     6.2. The Fund represents that it is or will be qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

     6.3. The Company represents that the Contracts are currently, and at the time of issuance shall be, treated as life insurance or annuity insurance contracts, under applicable provisions of the Internal Revenue Code, and that it will make every effort to maintain such treatment, and that it will notify the Fund and the Distributor immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future. The Company agrees that any prospectus offering a contract that is a "modified endowment contract" as that term is defined in
Section 7702A of the Internal Revenue

Code (or any successor or similar provision), shall identify such contract as a modified endowment contract.

ARTICLE VII.  POTENTIAL CONFLICTS

     7.1. The Fund Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contractowners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contractowners; or (f) a decision by an insurer to disregard the voting instructions of contractowners. The Fund Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

     7.2. The Company will report any potential or existing conflicts of which it is aware to the Fund Board. The Company will assist the Fund Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Fund Board with all information reasonably necessary for the Fund Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Fund Board whenever contractowner voting instructions are disregarded.

     7.3. If it is determined by a majority of the Fund Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Fund Board members), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contractowners and, as appropriate, segregating the assets of any appropriate group i.e., annuity contractowners, life insurance contractowners, or variable contractowners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contractowners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

     7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard contractowner or participant voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the Account's investment in the Fund and terminate this Agreement with respect to each Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Fund Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

     7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six months after the Fund Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict, provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Fund Board. Until the end of the foregoing six month period, the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

     7.6. For purposes of Section 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Fund Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contract if an offer to do so has been declined by vote of a majority of contractowners materially adversely affected by the irreconcilable material conflict. In the event that the Fund Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Fund Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Fund Board.

     7.7. If and to the extent the Mixed and Shared Funding Exemptive Order or any amendment thereto contains terms and conditions different from Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement, then the Fund, the Company and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with the Mixed and Shared Funding Exemptive Order, and Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4 and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in the Mixed and Shared Funding Exemptive Order or any amendment thereto. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1., 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII.  INDEMNIFICATION

         8.1.  INDEMNIFICATION BY THE COMPANY.

              (a) The Company agrees to indemnify and hold harmless the Fund, the Adviser, the Distributor, and each person, if any, who controls or is associated with the Fund, the Adviser or the Distributor within the meaning of such terms under the federal securities laws and any director, trustee, officer, partner, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                   (1) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or statement of additional information for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Fund, the Adviser or the Distributor for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                   (2) arise out of or as a result of statements or representations by or on behalf of the Company or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

                   (3) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Fund (or amendment or supplement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make such statements not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company or persons under its control; or

                   (4) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

                   (5) arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement;

         except to the extent provided in Sections 8.1(b) and 8.3 hereof. This indemnification will be in addition to any liability that the Company otherwise may have.

              (b) No party will be entitled to indemnification under
Section 8.1(a) to the extent such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement by the party seeking indemnification.

              (c) The Indemnified Parties promptly will notify the Company of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

         8.2.  INDEMNIFICATION BY THE ADVISER, THE FUND AND THE DISTRIBUTOR.

              (a) The Adviser, the Fund and the Distributor, in each case solely to the extent relating to such party's responsibilities hereunder, agree to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws and any director, trustee, officer, partner, employee or agent of the foregoing (collectively, the "Indemnified Patties" for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                   (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser, the Distributor or the Fund by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                   (2) arise out of or as a result of statements or representations or wrongful conduct of the Adviser, the Fund or the Distributor or persons under the control of the Adviser, the Fund or the Distributor respectively, with respect to the sale of the Fund shares; or

                   (3) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material covering the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Adviser, the Fund or the Distributor or persons under the control of the Adviser, the Fund or the Distributor; or

                   (4) arise as a result of any failure by the Fund, the Adviser or the Distributor to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto specified in Article VI of this Agreement); or

                   (5) arise out of or result from any material breach of any representation and/or warranty made by the Adviser, the Fund or the Distributor in this Agreement, or arise out of or result from any other material breach of this Agreement by the Adviser, the Fund or the Distributor;

         except to the extent provided in Sections 8.2(b) and 8.3 hereof. This indemnification will be in addition to any liability that the Fund, Adviser or the Distributor otherwise may have.

              (b) No party will be entitled to indemnification under
Section 8.2(a) to the extent such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement by the party seeking indemnification.

              (c) The Indemnified Parties will promptly notify the Adviser, the Fund and the Distributor of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Account.

         8.3.  INDEMNIFICATION PROCEDURE.

         Any person obligated to provide indemnification under this Article VIII ("Indemnifying Party" for the purpose of this Section 8.3) will not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII ("Indemnified Party" for the purpose of this Section 8.3) unless such Indemnified Party will have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim will have been served upon such Indemnified Party (or after such party will have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless: (a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII will survive any termination of this Agreement.

     8.4. DISTRIBUTOR LIMITATION ON LIABILITY. Notwithstanding the foregoing, the Distributor shall not be liable to any party to this Agreement for lost profits, punitive, special, incidental, indirect or consequential damages.

ARTICLE IX. APPLICABLE LAW

     9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Maryland.

     9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, any Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith. If, in the future, the Mixed and Shared Funding Exemptive Order should no longer be necessary under applicable law, then Article VII shall no longer apply.

ARTICLE X.  TERMINATION

     10.1. This Agreement will terminate:

           (a) at the option of any party, with or without cause, with respect to some or all of the Designated Portfolios, upon sixty (60) days' advance written notice to the other parties or, if later, upon receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the parties; or

           (b) at the option of the Company, upon receipt of the Company's written notice by the other parties, with respect to any Designated Portfolio if shares of the Designated Portfolio are not reasonably available to meet the requirements of the Contracts as determined in good faith by the Company; or

           (c) at the option of the Company, upon receipt of the Company's written notice by the other parties, with respect to any Designated Portfolio in the event any of the Designated Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or Federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Company; or

           (d) at the option of the Fund, upon receipt of the Fund's written notice by the other parties, upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Account, or the purchase of the Fund shares, provided that the Fund determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

           (e) at the option of the Company, upon receipt of the Company's written notice by the other parties, upon institution of formal proceedings against the Fund, Adviser or the Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, provided that the Company determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Fund's or the Distributor's ability to perform its obligations under this Agreement; or

           (f) at the option of the Company, upon receipt of the Company's written notice by the other parties, if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, or under any successor or similar provision, or if the Company reasonably and in good faith believes that the Fund may fail to so qualify; or

           (g) at the option of the Company, upon receipt of the Company's written notice by the other parties, with respect to any Designated Portfolio if the Fund fails to meet the diversification requirements specified in Article VI hereof or if the Company reasonably and in good faith believes the Fund may fail to meet such requirements; or

           (h) at the option of any party to this Agreement, upon written notice to the other parties, upon another party's material breach of any provision of this Agreement which material breach is not cured within thirty (30) days of said notice; or

           (i) at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that either the Fund, the Adviser or the Distributor has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or

           (j) at the option of the Fund or the Distributor, if the Fund or the Distributor respectively, determines in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund or the Adviser, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or

           (k) at the option of the Company or the Fund upon receipt of any necessary regulatory approvals and/or the vote of the contractowners having an interest in the Account (or any subaccount) to substitute the shares of another investment company for the corresponding Designated Portfolio shares of the Fund in accordance with the terms of the Contracts for which those Designated Portfolio shares had been selected to serve as the underlying investment media. The Company will give sixty (60) days' prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's shares; or

           (l) at the option of the Company or the Fund upon a determination by a majority of the Fund Board, or a majority of the disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of:
(1) all contractowners of variable insurance products of all separate accounts; or (2) the interests of the Participating Insurance Companies investing in the Fund as set forth in Article VII of this Agreement; or

           (m) at the option of the Fund in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law. Termination will be effective immediately upon such occurrence without notice.

     10.2. NOTICE REQUIREMENT. No termination of this Agreement will be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice will set forth the basis for the termination.

     10.3. EFFECT OF TERMINATION. Notwithstanding any termination of this Agreement, the Fund and the Distributor will, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts."). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Portfolios (as in effect on such date), redeem investments in the Portfolios and/or invest in the Portfolios upon the making of additional purchase payments under the Existing Contracts.

     10.4. SURVIVING PROVISIONS. Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify other parties will survive and not be affected by any termination of this Agreement. In addition, each party's obligations under Section 12.7 will survive and not be affected by any termination of this Agreement. Finally, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

ARTICLE XI.  NOTICES

     11.1. Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Fund:              PORTFOLIO PARTNERS, INC.
                                      c/o Megan L. Dunphy, Counsel
                                      151 Farmington Avenue, TS31
                                      Hartford, CT 06156

         If to the Company:           Aetna Insurance Company of America
                                      c/o Laurie M. Tillinghast
                                      151 Farmington Avenue, TS41
                                      Hartford, CT 06156


         If to the Adviser:           Aetna Life Insurance and Annuity Company
                                      c/o Laurie M. Tillinghast
                                      151 Farmington Avenue, TS41
                                      Hartford, CT 06156

         If to Distributor:           Aetna Investment Services, LLC
                                      c/o Laurie M. Tillinghast
                                      151 Farmington Avenue, TS41
                                      Hartford, CT 06156



ARTICLE XII. MISCELLANEOUS

     12.1. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the directors, officers, partners, employees, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund. No Portfolio or series of the Fund will be liable for the obligations or liabilities of any other Portfolio or series.

     12.2. The Fund, the Adviser and the Distributor acknowledge that the identities of the customers of the Company or any of its affiliates, except for customers of the Adviser or its affiliates (collectively the "Company Protected Parties" for purposes of this Section 12.2), information maintained regarding those customers, and all computer programs and procedures or other information developed or used by the Company Protected Parties or any of their employees or agents in connection with the Company's performance of its duties under this Agreement are the valuable property of the Company Protected Parties. The Fund, the Adviser and the Distributor agree that if they come into possession of any list or compilation of the identities of or other information about the Company Protected Parties' customers, or any other information or property of the Company Protected Parties, other than such information as is publicly available or as may be independently developed or compiled by the Fund, the Adviser or the Distributor from information supplied to them by the Company Protected Parties' customers who also maintain accounts directly with the Fund, the Adviser or the Distributor, the Fund, the Adviser and the Distributor will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Company's prior written consent; or (b) as required by law or judicial process. The Company acknowledges that the identities of the customers of the Fund, the Adviser, the Distributor or any of their affiliates (collectively the "Adviser Protected Parties" for purposes of this Section 12.2), information maintained regarding those customers, and all computer programs and procedures or other information developed or used by the Adviser Protected Parties or any of their employees or agents in connection with the Fund's, the Adviser's or the Distributor's performance of their respective duties under this Agreement are the valuable property of the Adviser Protected Parties. The Company agrees that if it comes into possession of any list or compilation of the identities of or other information about the Adviser Protected Parties' customers, or any other information or property of the Adviser Protected Parties, other than such information as is publicly available or as may be independently developed or compiled by the Company from information supplied to them by the Adviser Protected Parties' customers who also maintain accounts directly with the Company, the Company will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Fund's, the Adviser's or the Distributor's prior written consent; or (b) as required by law or judicial process. Each party acknowledges that any breach of the agreements in this Section 12.2 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

     12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

     12.5. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

     12.6. This Agreement will not be assigned by any party hereto without the prior written consent of all the parties.

     12.7. Each party to this Agreement will maintain all records required by law, including records detailing the services it provides. Such records will be preserved, maintained and made available to the extent required by law and in accordance with the 1940 Act and the rules thereunder. Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Upon request by the Fund or the Distributor, the Company agrees to promptly make copies or, if required, originals of all records pertaining to the performance of services under this Agreement available to the Fund or the Distributor, as the case may be. The Fund agrees that the Company will have the right to inspect, audit and copy all records pertaining to the performance of services under this Agreement pursuant to the requirements of any state insurance department Each party also agrees to promptly notify the other parties if it experiences any difficulty in maintaining the records in an accurate and complete manner. This provision will survive termination of this Agreement.

     12.8. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

     12.9. The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Accounts or the Designated Portfolios of the Fund or other applicable terms of this Agreement.

     12.10. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date first written above.

                                 PORTFOLIO PARTNERS, INC.

                                 By:      /s/  Laurie M. Tillinghast
                                    -----------------------------------------

                                 Title:   President
                                       --------------------------------------

                                 Date:    12/5/01
                                      ---------------------------------------


                                 AETNA LIFE INSURANCE AND  ANNUITY COMPANY

                                 By:      /s/  Laurie M. Tillinghast
                                    -----------------------------------------

                                 Title:   Vice President
                                       --------------------------------------

                                 Date:    12/5/01
                                      ---------------------------------------


                                  AETNA INVESTMENT SERVICES, LLC

                                 By:      /s/  Marie Augsberger
                                    -----------------------------------------

                                 Title:   President
                                       --------------------------------------

                                 Date:    12/5/01
                                      ---------------------------------------


                                 AETNA INSURANCE COMPANY OF AMERICA

                                 By:      /S/  Laurie M. Tillinghast
                                    -----------------------------------------

                                          Pursuant to a Delegation of
                                 Title:   Authority Dated 8/12/98
                                       --------------------------------------

                                 Date:    12/5/01
                                      ---------------------------------------

                                   SCHEDULE A

            --------------------------------------------------------

                               SEPARATE ACCOUNT(S)




           Aetna Insurance Company of America Variable Life Account I

                                   SCHEDULE B

                             PORTFOLIO PARTNERS INC.
                              DESIGNATED PORTFOLIOS

      PPI MFS Emerging Equities Portfolio - Initial Class
      PPI MFS Emerging Equities Portfolio - Adviser Class
      PPI MFS Emerging Equities Portfolio - Service Class
      PPI MFS Research Growth Portfolio - Initial Class
      PPI MFS Research Growth Portfolio - Adviser Class
      PPI MFS Research Growth Portfolio - Service Class
      PPI MFS Capital Opportunities Portfolio - Initial Class
      PPI MFS Capital Opportunities Portfolio - Adviser Class
      PPI MFS Capital Opportunities Portfolio - Service Class
      PPI Scudder International Growth Portfolio - Initial Class
      PPI Scudder International Growth Portfolio - Adviser Class
      PPI Scudder International Growth Portfolio - Service Class
      PPI T. Rowe Price Growth Equity Portfolio - Initial Class
      PPI T. Rowe Price Growth Equity Portfolio - Adviser Class
      PPI T. Rowe Price Growth Equity Portfolio - Service Class
      PPI Alger Aggressive Growth Portfolio - Initial Class
      PPI Alger Aggressive Growth Portfolio - Adviser Class
      PPI Alger Aggressive Growth Portfolio - Service Class
      PPI Alger Growth Portfolio - Initial Class
      PPI Alger Growth Portfolio - Adviser Class
      PPI Alger Growth Portfolio - Service Class
      PPI OpCap Balanced Value Portfolio - Initial Class
      PPI OpCap Balanced Value Portfolio - Adviser Class
      PPI OpCap Balanced Value Portfolio - Service Class
      PPI Brinson Tactical Asset Allocation Portfolio - Initial Class PPI Brinson Tactical Asset Allocation Portfolio - Adviser Class PPI Brinson Tactical Asset Allocation Portfolio - Service Class PPI DSI Enhanced Index Portfolio - Initial Class
      PPI DSI Enhanced Index Portfolio - Adviser Class
      PPI DSI Enhanced Index Portfolio - Service Class
      PPI Goldman Sachs(R) Capital Growth Portfolio - Initial Class PPI Goldman Sachs(R) Capital Growth Portfolio - Adviser Class PPI Goldman Sachs(R) Capital Growth Portfolio - Service Class PPI Salomon Brothers Capital Portfolio - Initial Class
      PPI Salomon Brothers Capital Portfolio - Adviser Class
      PPI Salomon Brothers Capital Portfolio - Service Class
      PPI Salomon Brothers Investors Value Portfolio - Initial Class PPI Salomon Brothers Investors Value Portfolio - Adviser Class PPI Salomon Brothers Investors Value Portfolio - Service Class

                                  NSCC EXHIBIT


Procedures for Pricing and Order/Settlement Through National Securities Clearing Corporation's Mutual Fund Profile System and Mutual Fund Settlement, Entry and Registration Verification System

As provided in Article 1 of the Participation Agreement, the parties hereby agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Fund shares through National Securities Clearing Corporation ("NSCC") and its subsidiary systems as follows:

Distributor or the Funds will furnish to the Company or its affiliate through NSCC's Mutual Fund Profile System ("MFPS") (1) the most current net asset value information for each Fund, (2) a schedule of anticipated dividend and distribution payment dates for each Fund, which is subject to change without prior notice, ordinary income and capital gain dividend rates on the Fund's ex-date, and (4) in the case of fixed income funds that declare daily dividends, the daily accrual or the interest rate factor. All such information shall be furnished to the Company or its affiliate by 6:30 p.m. Eastern Time on each business day that the Fund is open for business (each a "Business Day") or at such other time as that information becomes available. Changes in pricing information will be communicated to both NSCC and the Company or its affiliate.

Upon receipt of Fund purchase, exchange and redemption instructions for acceptance as of the time at which a Fund's net asset value is calculated as specified in such Fund's prospectus ("Close of Trading") on each Business Day ("Instructions"), and upon its determination that there are good funds with respect to Instructions involving the purchase of Shares, the Company or its affiliate will calculate the net purchase or redemption order for each Fund. Orders for net purchases or net redemptions derived from Instructions received by the Company or its affiliate prior to the Close of Trading on any given Business Day will be sent to the Defined Contribution Interface of NSCC's Mutual Fund Settlement, Entry and Registration Verification System ("Fund/SERV") by 5:00 a.m. Eastern Time on the next Business Day. Subject to the Company's or its affiliate's compliance with the foregoing, the Company or its affiliate will be considered the agent of the Distributor and the Funds, and the Business Day on which Instructions are received by the Company or its affiliate in proper form prior to the Close of Trading will be the date as of which shares of the Funds are deemed purchased, exchanged or redeemed pursuant to such Instructions. Instructions received in proper form by the Company or its affiliate after the Close of Trading on any given Business Day will be treated as if received on the next following Business Day. Dividends and capital gains distributions will be automatically reinvested at net asset value in accordance with the Fund's then current prospectuses.

The Company or its affiliate will wire payment for net purchase orders by the Fund's NSCC Firm Number, in immediately available funds, to an NSCC settling bank account designated by the Company or its affiliate no later than 5:00 p.m. Eastern time on the same Business Day such purchase orders are communicated to NSCC. For purchases of shares of daily dividend accrual funds, those shares will not begin to accrue dividends until the day the payment for those shares is received.

NSCC will wire payment for net redemption orders by Fund, in immediately available funds, to an NSCC settling bank account designated by the Company or its affiliate, by 5:00 p.m. Eastern Time on the Business Day such redemption orders are communicated to NSCC, except as provided in a Fund's prospectus and statement of additional information.

With respect to (c) or (d) above, if Distributor does not send a confirmation of the Company's or its affiliate's purchase or redemption order to NSCC by the applicable deadline to be included in that Business Day's payment cycle, payment for such purchases or redemptions will be made the following Business Day. If on any day the Company or its affiliate or Distributor is unable to meet the NSCC deadline for the transmission of purchase or redemption orders, it may at its option transmit such orders and make such payments for purchases and redemptions directly to Distributor or to the Company or its affiliate, as applicable, as is otherwise provided in the Agreement.

These procedures are subject to any additional terms in each Fund's prospectus and the requirements of applicable law. The Funds reserve the right, at their discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any Fund.

2. The Company or its affiliate, Distributor and clearing agents (if applicable) are each required to have entered into membership agreements with NSCC and met all requirements to participate in the MFPS and Fund/SERV systems before these procedures may be utilized. Each party will be bound by the terms of their membership agreement with NSCC and will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by NSCC applicable to the MFPS and Fund/SERV system and the Networking Matrix Level utilized.

3. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated herein, the terms defined in the Agreement shall have the same meaning as in this Exhibit.